UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 15, 2005

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY		40223
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On March 17, 2005, the Genlyte Group Incorporated (“the Company”) filed Form 12b-25 “Notification of Late Filing” for an automatic extension for the filing of its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission.  The Company continues to examine and has identified, under Auditing Standard No. 2 “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements” established by the Public Company Accounting Oversight Board (“PCAOB”) pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain internal control deficiencies related to controls over the financial reporting process, segregation of duties and information technology general controls.  The review and evaluation is not yet completed, and management is addressing the deficiencies identified.

Additionally, an accounting issue has been identified with respect to the historical treatment of the $33.8 million one-time gain related to the 1998 transaction between the Company and Thomas Industries Inc. in the formation of Genlyte Thomas Group LLC (“GTG”).  The Company has historically reported such gain in its audited financial statements as part of “accumulated other comprehensive income,” which is a component of Stockholders’ Equity.  The Company has reviewed the accounting treatment and concluded that said gain should have been recorded as “additional paid-in capital,” which is also a component of Stockholders’ Equity.  As a result, the Company will be restating its 2003 Consolidated Balance Sheet and its 2002 and 2003 Statements of Stockholders’ Equity.  This change has no impact on previously reported net income, cash flows, or total stockholders’ equity.  See Item 4.02(a) below.

Management expects that (1) because PCAOB Auditing Standard No. 2 indicates that a restatement of previously issued financial statements to reflect a correction of a misstatement is a strong indicator that a material weakness in internal control over financial reporting exists, and (2) as a possible result of the identified deficiencies in certain internal controls, one or more “material weaknesses” in internal control over financial reporting may exist.  If one or more “material weaknesses” do exist, management will conclude in its report on internal control over financial reporting that its internal control over financial reporting was not effective as of December 31, 2004, and the Company expects its independent registered public accounting firm would issue an adverse opinion on the Company’s internal controls over financial reporting.  However, management does not believe that any such “material weakness” will result in an adjustment to the Company’s reported net income for the years ended December 31, 2004, 2003, 2002 or any other year or years.  Further, management believes the Company has made significant progress with respect to the internal control deficiencies identified and further expects remediation thereof to be completed in 2005.  Many of the deficiencies have already been remediated.

The information in this current report (including the exhibit) is furnished pursuant to Item 2.02, is preliminary, and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements

(a) On March 15, 2005, in connection with the preparation of its Annual Report on Form 10-K for the period ended December 31, 2004, management and the Audit Committee of the Board of Directors of the Company, determined that the Stockholders’ Equity section of the Consolidated Balance Sheet as of December 31, 2003 and Statements of Stockholders’ Equity as of December 31, 2002 and 2003, with respect to the components of Stockholders' Equity, cannot be relied upon and must be restated. The accounting treatment related to the $33.8 million one-time gain recorded at the formation of the GTG joint venture in 1998, the Company recorded said gain as part of “accumulated other comprehensive income.”  The Company determined on review that the accounting literature precludes treatment of this gain as “other comprehensive income,” as originally recorded in 1998, but rather, according to Staff Accounting Bulletin (“SAB”) No. 51, “Accounting for Sales of Stock by a Subsidiary,” this gain should be recorded as part of “additional paid-in capital.”  Therefore, the previously issued financial statements for 2002 and 2003, with respect to the components of Stockholders' Equity, cannot be relied upon and must be restated, such that they show such gain in the proper component of Stockholders’ Equity.  Such restatement does not affect the Company’s Consolidated Statements of Income for those years or for any other year or years.  This matter has been discussed with the Company's former independent registered public accounting firm for those years.  The unaudited financial statements attached hereto as Exhibit 99.1 have incorporated this restatement.

ITEM 9.01  Financial Statements and Exhibits

(c)            Exhibits:

99.1                                                         Other Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED
(Registrant)

Date: March 17, 2005
/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

Exhibit Number	Description

99.1	Other Financial Information